UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2015

PROTEA BIOSCIENCES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51474	20-2903252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

955 Hartman Run Road Morgantown, WV 26505
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(304) 292-2226

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 22, 2015, Protea Biosciences Group, Inc. (the “Company”) received an aggregate of $2,000,000 in gross cash proceeds from one accredited investor (the “Purchaser”) in connection with the sale of a 20% original issue discount unsecured convertible debenture (the “Debenture”) due November 22, 2015, pursuant to the terms and condition of a Subscription Agreement by and among the Company and the Purchaser. The Company issued (a) the Debenture with a principal amount of $2,500,000 that bears interest at a rate of 10% per annum, and (b) a three-year warrant to purchase up to 7,500,000 shares of common stock of the Company par value $0.001 per share (the “Common Stock”) at an exercise price of $0.325 per share (the “Investor Warrant”). The Debenture may be converted in whole or in part, into shares of Common Stock at a conversion price of $0.25 per share.

In connection with the Debenture, the Company paid to a FINRA-registered broker dealer that acted as the placement agent (the “Placement Agent”) an aggregate of approximately $440,000 in cash compensation, representing fees and an expense allowance. In addition, the Company agreed to issue a warrant (the “Placement Agent Warrant”) to the placement agent (or its designees) to purchase an aggregate of 1,550,000 shares of Common Stock, with an exercise price of $0.25 per share and term of five years.

Item 3.02	Recent Sales of Unregistered Securities

The information described in Item 1.01 above is incorporated herein by reference.

The Debenture, Investor Warrant and Placement Agent Warrant were issued in connection with the exemption from registration provided by Rule 506(b) of Regulation D as promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in that the Purchaser and the Placement Agent were accredited investors, and the Company did not engage in any general advertisement or solicitation in connection with the purchase and sale of the Debenture or the Investor Warrant.

This Current Report on Form 8-K is issued in accordance with Rule 135c under the Securities Act, and is neither an offer to sell any securities, nor a solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

On April 30, 2015, the purchasers (the “Purchasers”) of Series A convertible preferred stock of the Company, par value $0.0001 per share (the “Preferred Stock”) sold between October 31, 2014 and March 31, 2015 under those certain Subscription Agreements and Unit Purchase Agreements (together, the “Subscription Documents”) with the Company, whose shares of Preferred Stock automatically converted to Common Stock on or before March 31, 2015, were issued 10,122,067 shares of Common Stock by the Company pursuant to the anti-dilution provisions set forth in the Subscription Documents. The Company is obligated to issue an additional 5,402,575 shares of Common Stock to such Purchasers under the same such anti-dilution provisions. The issuance of these shares was exempt from registration pursuant to Section 4(a)(2) of the Securities Act as not involving any public offering.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2015, Steve O’Loughlin resigned as Vice President, Corporate Finance and Development of the Company effective immediately.

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Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed with this Report:

Exhibit No.	Description
10.1	Form of Subscription Agreement among the Company and Investor in the 2015 Bridge Offering

10.2	Form of 20% Original Issue Discount Unsecured Convertible Debenture

10.3	Form of Investor Warrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2015	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/ Stephen Turner
Stephen Turner Chief Executive Officer

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